SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 8, 2007 (December 29, 2006)
Verso Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 589-3500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 29, 2006, Verso Technologies, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Paradyne Networks, Inc. (“Paradyne”) and, for certain limited purposes, Zhone Technologies, Inc., Paradyne’s parent (“Zhone”), pursuant to which the Company has (i) purchased certain assets from, and assumed certain liabilities of, Paradyne relating to its business (the “Business”) of manufacturing, selling and supporting the iMarc product line for an aggregate purchase price of $2.5 million and (ii) agreed to purchase certain other remaining assets relating to the Business as provided in the Purchase Agreement (collectively the transactions described in subclauses (i) and (ii) above, the “Acquisition”). Since July 1, 2006, Verilink, LLC, a wholly-owned subsidiary of the Company, has served pursuant to a Reseller Agreement (the “Reseller Agreement”) as a non-exclusive reseller within the United States for certain Zhone products. The amount of consideration paid or to be paid by the Company pursuant to the Purchase Agreement was determined as a result of arms’ length negotiations between the Company, on the one hand, and Zhone and Paradyne, on the other hand.
     Pursuant to the Purchase Agreement, on December 29, 2006 (the “Closing Date”), the Company acquired from Paradyne certain engineering equipment and service contracts relating to the Business, assumed from Paradyne certain liabilities relating to the Business as specified in the Purchase Agreement and paid to Paradyne $1.0 million in cash in connection with the foregoing. The Company utilized its borrowing availability under its existing $14.0 million credit facility (the “Credit Facility”) with Laurus Master Fund, Ltd., its primary lender (“Laurus”), to fund the $1.0 million paid on the Closing Date.
     On the Closing Date, the Company and Paradyne also entered into (i) a License Agreement pursuant to which Paradyne has licensed to the Company rights to certain intellectual property relating to the Business on an exclusive basis (the “Transferred IP”) through January 19, 2007 and rights to certain other intellectual property relating to the Business on a non-exclusive basis for perpetuity (provided that the Company completes the purchase of the Transferred IP from Paradyne as provided in the Purchase Agreement); and (ii) an Adaptation of Reseller Agreement which modifies and supplements the Reseller Agreement to provide that Paradyne shall provide certain contract manufacturing services to the Company with respect to the iMarc products through June 30, 2007.
     The Purchase Agreement provides that (i) on January 19, 2007, the Company shall acquire from Paradyne the Transferred IP for a cash purchase price of $1.5 million payable on such date; and (ii) no later than July 3, 2007, the Company shall acquire from Paradyne certain inventory and manufacturing equipment relating to the Business for a cash purchase price equal to the value of the inventory payable no later than the date of such acquisition.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     See the disclosure provided under Item 1.01 for a description of the Acquisition.

Item 3.02 Unregistered Sale of Equity Securities.
     In connection with the Acquisition, the Company obtained from Laurus its consent to the Acquisition and its waiver of certain conditions under the Credit Facility which the Company would otherwise have been required to satisfy before having access to additional borrowing availability under the Credit Facility. In exchange for such consent and waiver, the Company issued to Laurus on December 29, 2006 a warrant to purchase 150,000 shares of the Company’s common stock (the “Common Stock”) at an exercise price of $.01 per share (the “Penny Warrant”). In addition, the Company issued to Laurus a five-year warrant to purchase 330,470 shares of Common Stock at an exercise price of $0.91 per share, which warrant the Company was obligated to issue under the Credit Facility upon the increase in borrowing availability thereunder (the “Additional Warrant” and, together with the Penny Warrant, the “Warrants”). The Warrants are subject to adjustment for stock splits, stock dividends, recapitalizations and similar corporate events but not for any other dilutive events.
     The Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated pursuant to Section 4(2) of the Securities Act (“Section 4(2)”). The Company based such reliance upon representations made by Laurus regarding its investment intent, sophistication and status as an “accredited investor,” as defined in Regulation D, among other things.
     On January 2, 2007, the Company issued an aggregate of 1,027,311 shares (the “Shares”) of Common Stock to the holders of the 6% Senior Unsecured Convertible Debentures issued by the Company on February 4, 2005 (the “Debentures”). The Company issued the Shares pursuant to the terms of the Debentures in full satisfaction of its obligation to make the quarterly principal and interest payments in the amounts of $843,750 and $208,617, respectively, in respect of the Debentures which were otherwise required to be paid in cash. The Shares were issued without registration under the Securities Act, in reliance upon the exemption from registration set forth in Section 4(2). The Company based such reliance upon representations made by the holders of the Debentures regarding their investment intent and sophistication, among other things.
     Following the issuance of the Shares, the exercise price of the Series A Warrants to purchase shares of Common Stock issued by the Company on February 4, 2005 was reduced to $2.63 per share in accordance with the terms thereof.
Item 9.01 Financial Statements and Exhibits.
(a) – (b)	Financial Statements of Businesses Acquired and Pro Forma Financial Information.
     Pursuant to Rule 3-05(b)(2)(i) and Rule 11-01(c) of Regulation S-X, financial statements and pro forma financial information with respect to the Acquisition are not required to be filed with the Securities and Exchange Commission because none of the conditions specified in the definition of “significant subsidiary” in Rule 1-02(w) of Regulation S-X exceeds twenty percent (20%) in connection with the Acquisition.
(c)	Shell Company Transactions. None.

(d)	Exhibits.
     The exhibits required to be filed with this Current Report are set forth on the Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated: January 8, 2007

EXHIBIT INDEX

2.1	Asset Purchase Agreement, dated as of December 29, 2006, among the Company, Paradyne Network, Inc. and, for certain limited purposes, Zhone Technologies, Inc.

4.1	Common Stock Purchase Warrant to purchase 150,000 shares of the Company’s common stock issued to Laurus Master Fund, Ltd., dated December 29, 2006.

4.2	Common Stock Purchase Warrant to purchase 330,470 shares of the Company’s common stock issued to Laurus Master Fund, Ltd., dated December 29, 2006.

99.1	License Agreement, dated as of December 29, 2006, between the Company and Paradyne Networks, Inc.

99.2	Adaptation of Reseller Agreement, dated as of December 29, 2006, between the Company and Paradyne Networks, Inc.